                                      INDEX

ARTICLE I LEASED PREMISES........................................................1

ARTICLE II TERM..................................................................2

ARTICLE III USE..................................................................3

ARTICLE IV BASE RENT.............................................................4

ARTICLE V ADDITIONAL RENT........................................................4

ARTICLE VI SERVICES BY LESSOR....................................................5

ARTICLE VII PEACEFUL ENJOYMENT ..................................................6

ARTICLE VIII SECURITY AND RENTAL DEPOSITS........................................6

ARTICLE IX BUSINESS AND OTHER TAXES..............................................7

ARTICLE X REPAIRS BY LESSOR......................................................8

ARTICLE XI REIMBURSEMENT OF LESSOR...............................................8

ARTICLE XII ASSIGNMENT AND SUBLETTING............................................8

ARTICLE XIII REPAIRS, ALTERATIONS, ADDITIONS, AND IMPROVEMENTS...................9

ARTICLE XIV LESSOR'S LIEN.......................................................10

ARTICLE XV ACCESS TO PREMISES ..................................................10

ARTICLE XVI PROTECTION OF EQUIPMENT ............................................11

ARTICLE XVII SALE BY LESSOR.....................................................11

ARTICLE XVIII WEIGHT OF MACHINERY AND EQUIPMENT ................................11

ARTICLE XIX FIRE AND DESTRUCTION OF PREMISES ...................................11

ARTICLE XX CONDEMNATION ........................................................12

ARTICLE XXI LIABILITY OF LESSOR.................................................13

ARTICLE XXII ATTORNEY'S FEES....................................................13

ARTICLE XXIII DEFAULT BY LESSEE.................................................13

ARTICLE XXIV WAIVER.............................................................16

ARTICLE XXV CONSENT BY LESSOR...................................................17

ARTICLE XXVI INSURANCE  ........................................................17

ARTICLE XXVII HOLD HARMLESS ....................................................18

ARTICLE XXVIII LESSOR'S RESERVED RIGHTS.........................................19

ARTICLE XXIX ADDITIONAL PROVISIONS..............................................19

EXHIBIT A FLOOR PLAN ...........................................................25

EXHIBIT B WORK LETTER...........................................................26

EXHIBIT C RULES AND REGULATIONS ................................................27

EXHIBIT D PARKING...............................................................30

EXHIBIT E REAL ESTATE BROKER ...................................................31

EXHIBIT F EXTERIOR SIGNAGE......................................................32

EXHIBIT G OPTION TO RENEW.......................................................33


                                      LEASE

     This lease agreement, made and entered into on the ____ day of June 2000, between SanTom Holdings, Limited Liability Company, hereinafter referred to as "LESSOR" and College Bound Student Alliance, Inc., a Colorado Corporation, hereinafter referred to as "LESSEE".

                                    ARTICLE I
                                 LEASED PREMISES

     1.01 Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Lessor does hereby lease, demise and let to Lessee and Lessee does hereby lease from Lessor that portion of the property (hereinafter sometimes referred to as UNION BANK PLAZA or the "Building" located at 333 South Allison Parkway, Lakewood, CO 80226 to wit:

                            Lot 1 and Lot 2, Block 1,
                        Belmar Plaza Subdivision Filing 1
                     County of Jefferson, State of Colorado

as reflected on the floor plan of such premises attached hereto and made a part hereof as Exhibit "A", described as Suite 100(hereinafter referred to as the "Leased Premises", "Demised Premises" or "Premises") together with certain parking rights attached hereto and made a part hereof as Exhibit "D".

     1.02 The term "net rentable area" as used herein, shall refer to all areas within the inside surface of the outer glass or finished column walls enclosing the tenant-occupied portion of the floor and measured to the midpoint of the walls separating other similar areas available for the use of all tenants on the particular floor (hereinafter sometimes called "common areas"), but including a proportionate part of said common areas located on such floor based on the ratio that the net rentable area bears to the aggregate net rentable area on such floor. No deductions from net rentable area are made for columns or projections necessary to the Building. The net rentable area in the Leased Premises has been calculated on the basis of the foregoing definition to contain:

     Suite 100: approximately 5,418 square feet of useable area and 6,136 square feet of rentable area.

     1.03 Lessor shall deliver the Premises according to the Schedule and Work Letter attached as Exhibit B.

                                   ARTICLE II
                                      TERM

     2.01 The lease shall be for a term of five years from August 1, 2000, the commencement date to and including July 31, 2005, unless sooner terminated pursuant to this Lease.

     If, as a result of the postponement or acceleration of the commencement date, the commencement date falls on other than the first day of the month, rent for any initial portion of the month and the final month of the term shall be appropriately prorated.

     2.02 If Lessor, for any reason whatsoever, cannot deliver possession of the Leased Premises to Lessee at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event the term of the Lease shall be amended to commence on the date when the Lessor can deliver possession and the expiration date shall be extended accordingly, unless possession cannot be delivered within 60 days after the projected commencement date of the term for reasons not within the control of Lessee, in which case Lessee shall have the right to terminate this Lease upon written notice to Lessor without penalty to either party. If permission is given to Lessee to occupy the premises prior to the commencement date, such occupancy shall be subject to all of the provisions of this Lease. The Parties hereto agree to execute and acknowledge a written statement setting forth the date of commencement of this Lease and the termination date, but this Lease shall not be affected in any manner should either party fail or refuse to execute such statement.

     2.03 The Lessee, by taking possession of the premises shall be deemed to have agreed that the premises are in satisfactory order, repair and condition, except for latent defects and defects which are set forth in a written communication received by Lessor within ten(10) days after Lessee's occupancy of the Leased Premises, and Lessee shall provide Lessor, upon request, with a written acknowledgement of acceptance.

     2.04 Should the Lessee remain in occupation of the premises after the expiration of the Lease without having executed a new written Lease with the Lessor, such holding over shall not constitute a renewal or extension of the Lease.

In such event the Lessor may, at its option, elect or treat the Lessee as one who has not renewed at the end of his term and the Lessor shall be entitled to all remedies against the lessee provided by law in that situation, or the Lessor may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to its duration and as to the base rental which shall be 125% of the base rental in effect at the expiration of the Lease.

     2.05 Rent shall be due and payable on the first day of each month, in advance for the entire monthly period thereafter.


                                   ARTICLE III
                                       USE

     3.01 The Leased Premises are to be used and occupied by the Lessee for general office purposes only. Lessee shall not use, or permit the premises or any part thereof to be used, for any purpose or purposes other than the purposes for which the premises are hereby leased. Lessee shall not commit or cause to be committed, any public or private nuisance upon premises, or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building. The normal use of the Premises for the purposes set forth herein shall not be deemed a nuisance or a disturbance of any other tenant's quiet enjoyment of such tenant's tenancy.

     3.02 Lessee shall not use the premises or permit anything to be done in or about the premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to the condition, use or occupancy of the premises, excluding structural changes not related to or affected by Lessee's improvements or acts. If it is determined, at any time during the term of this Lease, that the purposes for which the Lessee leased the Premises, as set fourth in Article 3.01 above are illegal or conflict with any law, the Lessee shall have the right to terminate this Lease.

     3.03 Lessee shall not place any holes in any part of premises or place any exterior or interior signs or interior drapes, blinds, or similar items visible from the outside of the premises without the prior written approval of Lessor, excluding wall hangings, art, and other customary furnishings. Lessee shall be required to maintain an attractive reception-entry area inside the main glass entry door at all times consistent with the quality of the building and adjoining first floor tenants. Lessor shall be the sole judge of whether Lessee meets the requirements of an attractive reception-entry area.

     3.04 Lessee shall not permit any employees, visitors or invitees of the Lessee to violate any covenant or obligation of the Lessee hereunder.

     In the event any subletting is permitted pursuant to Section 12.01, Lessee shall not sublet space to any Sublessee whose operations shall do, bring or keep anything in, or about the premises which, with respect to any insurance covering the Building on any part thereof is prohibited by such insurance, would cause the cancellation of said insurance or would increase the rate of said insurance.

     If the rate of said insurance is increased as a direct result of said operations of Lessee and or Sublessee, Lessee shall reimburse Lessor for a sum equal to the difference between the original premium and the increased premium.


                                   ARTICLE IV
                                    BASE RENT

     4.01 This Lease is made for and in consideration of a base rental of Five Hundred, Ninety Four Thousand, Five Hundred Seventy-Eight and 40/100 US Dollars ($594,578.40) plus additional rent as provided herein, which rental the Lessee binds and obligates itself to pay to the Lessor at its office or at such other place or to such person as may be specified from time to time by Lessor, without any demand for rent being necessary, and without any offset, deduction or abatement in equal INITIAL consecutive MONTHLY installments of Nine Thousand, Four Hundred and Fifty-Nine and 67/100 US Dollars ($9,459.67). Rent paid shall be based on the initial base rate of $18.50 per rentable square foot based upon the actual measurements defined by Landlord's architects and thereafter upon the following schedule:

          LEASE YEARS                  RATE       ANNUAL RENTAL     MONTHLY AMT.
          -----------                  ----       -------------     ------------
          08/01/2000 to 07/31/2003     $18.50     $113,516          $9,459.67
          08/01/2003 to 07/31/2005     $20.70     $127,015.20       $10,584.60


                                    ARTICLE V
                                 ADDITIONAL RENT

     5.01 Lessee is responsible to Lessor for Operating Expenses, defined herein, in excess of the base year 2000 operating expenses. Should in any calendar year period, beginning January 1, 2001, the actual Operating Expenses of Lessor exceed the base year amount, then such difference shall be charged directly to Lessee based upon the amount by which the total Building Operating Expenses exceed the base year amount. Said monies shall be entitled "Additional Rent" and shall be charged one month in advance and shall be charged on the first day of such month in each year, together with the payment of Base Rental described herein in 4.01. Building rentable square feet total 35,772. Lessee occupies 6,136 rentable square feet. Lessee's pro-rata share is 17.153 percent.

     5.02 (a) The term "Operating Expenses" as utilized in this Lease agreement shall include all costs of repairs, maintenance and replacement in the operation of the Building and Common Areas, heating, air conditioning, elevator, janitorial supplies, cleaning and other services, landscape maintenance, parking area maintenance, general maintenance and repairs, hazard and liability insurance, water, sewer, electricity, and other utilities servicing the Building, and payment of ad valorem taxes assessed upon the land and Building and on personal property used in the operation and maintenance of the Building, Property Management, Legal and Accounting fees that are incurred for the direct benefit of the property and the Lessee.

          (b) Prior to the commencement of each following calendar year, Lessor shall estimate Lessee's expected increase, if any, in Operating Expenses over the period, in equal monthly installments, in advance, on the first day of each month during the calendar year.

In the event said estimate is delivered to Lessee after the first day of January of such calendar year, said increase, so estimated shall be payable as additional rent, in equal monthly installments, in advance, on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such year. Upon completion of each calendar year during the term of this lease or any renewal or extension thereof, Lessor shall cause its accountants to determine the actual amount of the Operating Expenses paid in such calendar year and upon request will deliver a written certification of the amounts thereof to Lessee within sixty (60) days after the end of the calendar year.

If Lessee has underpaid its pro rata share of Operating Expenses for the year, Lessee shall pay the balance of its share of same within (10) days after receipt of such statement. If Lessee has overpaid its pro rata share of Operating Expenses for such year, Lessor shall credit such excess against the most current monthly installment or installments due Lessor for its estimate of Lessee's share of Operating Expenses for the then current calendar lease year. Upon reasonable notice to Lessor, Lessee shall have the right to review the Lessor's books and records relating to the computation of additional rent pursuant to this article and shall have the right to cause an audit to be made of such computation at Lessee's expense. Any errors in such computation shall be promptly corrected. The obligations of Lessee under the provisions of this paragraph with respect to additional rent for the last year of the term of the Lease shall survive the expiration or any sooner termination of the term of the Lease. If at the end of the Lease, Lessee has overpaid it's pro-rata share of operating expenses, Lessee will receive a refund of such overpaid amount.

          (c) Lessee shall be responsible to Lessor for extra heating and cooling Operating Expenses arising from Lessee's use of the premises beyond the normal hours of operation of the building defined in Paragraph 6.01 B. (1).


                                   ARTICLE VI
                               SERVICES BY LESSOR

     6.01 Lessor covenants and agrees with Lessee:

          A. To furnish hot and cold water for lavatory and kitchen purposes and electric current for lighting for the Leased Premises, including any kitchen appliances and for ordinary office equipment, necessary for the conduct of business, provided that Lessee shall not use any electrical equipment which in Lessor's opinion will overload the wiring insulation or interfere with the use thereof by Lessor or any other tenant.

               An initial Schedule of Equipment provided by Lessee is attached herein and incorporated by reference hereto and is acceptable to Lessor.

          B.   To furnish Lessee, while occupying the premises:

          (1) Air conditioning and heating for the demised area for use from 7:00 a.m. to 7:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m. on Saturdays, excluding legal holidays. Lessor will furnish general day to day janitorial service every business day, which shall generally include:

               (a)  Vacuuming
               (b)  Dusting and Polishing
               (c)  Emptying Waste Baskets
               (d)  Cleaning Ash Trays
               (e) Other general cleaning activities as necessary for general office use.

          (2) Lessor reserves the right with three (3) days' notice to Lessee or without notice in case of an emergency, to interrupt, suspend or stop the supply of any utility or service for not more than twenty four hours at any one time and not more than once in any six month period to make any necessary repair or alteration to the Leased Premises or the Building, and no such action shall be construed as an eviction, nor subject Lessor to any liability to Lessee.


                                   ARTICLE VII
                               PEACEFUL ENJOYMENT

     7.01 That Lessee shall, and may peacefully have, hold and enjoy the Leased Premises and Lessor warrants and agrees to defend Lessee in peaceful possession and quiet enjoyment, subject to the other terms hereof, provided that Lessee pays the rental herein recited and performs all of Lessee's covenants and agreements herein contained.


                                  ARTICLE VIII
                          SECURITY AND RENTAL DEPOSITS

     8.01 Lessee shall deposit with Lessor upon execution hereof the sum of $28,379.00 US Dollars as security for Lessee's faithful performance of Lessee's obligations hereunder. $9,459.67 shall represent base rent for the initial month of the lease term, August 2000. $9,459.67 shall represent base rent for the thirteenth month of the lease term, August 2001, and shall be applied to same on August 1, 2001, unless Lessee shall sooner be in default. $9,459.66 shall represent a security and damage deposit to be held by Landlord in an non interest bearing account for the entire term of the Lease. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Lessor may without notice to Lessee use, apply or retain all or any portion of said deposits for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default or to compensate Lessor for any loss or damage which Lessor may suffer thereby.

If Lessor so uses or applies all or any portion of said deposits, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated. Lessor shall not be required to keep said deposit separate from its general accounts or to pay interest on said deposit.

If Lessee performs all of Lessee's obligations hereunder, said deposit or so much thereof as had not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of the Lessee's interest hereunder) within sixty (60) days after the expiration or earlier termination of the Lease.


                                   ARTICLE IX
                            BUSINESS AND OTHER TAXES

     9.01 The Lessee shall pay as and when due all taxes, rates, duties, charges, assessments, fees, licenses or other similar rates and taxes which may be levied or imposed upon the Lessee's goods, chattels, and equipment in the Leased Premises or upon the business carried on therein, and also all other rates and taxes which are or may be payable by the Lessee as occupant thereof. If the mode of collecting such taxes be so altered as to make the Lessor liable therefor instead of the Lessee, or if one account is rendered for such taxes covering the whole Building wherein the Leased Premises are located, or a portion thereof greater than that occupied by the Lessee, the Lessor will pay such accounts and the Lessee will repay the Lessor as additional rent on demand the amount of the benefit derived by the Lessee from such charge, or the Lessee's proportional share of the total account rendered.

     9.02 Should the Lessee fail to pay when due any taxes, rates, duties, charges, assessments, fees, licenses or other similar rates and taxes which it is required or has herein covenanted to pay and which could constitute a lien, charge or encumbrance upon the Lands, the Building or the Leased premises, the Lessor, after the expiration of ten (10) days' notice to the Lessee within which such default has not been cured, may pay all or any of the same unless the Lessee's failure to pay such amount(s) are due to a good faith dispute as to the Lessee's obligation to pay such amount(s), and all of such payments so made shall constitute additional rent forthwith payable by the Lessee to the Lessor.

                                    ARTICLE X
                                REPAIRS BY LESSOR

     10.1 Lessor's sole obligation to make repairs shall be to keep in good order, condition and repair the structural portions of the Building and those portions of the Building which are not occupied or leased by any tenant. Provided, however, that Lessor shall not have such obligation if the repair is required as a result of any negligent or intentional act or omission of the Lessee, its agents, employees, representatives, customers or invitees, in which event the Lessee shall repair the damage at its sole expense.

The Lessor shall have the duty to repair any defect in the Premises that is not the fault of Lessee. Any repairs made by Lessor pursuant to this Section shall be Operating Expenses as defined in Article V.


                                   ARTICLE XI
                             REIMBURSEMENT OF LESSOR

     11.01 Lessee agrees at its own cost and expense to reimburse Lessor for any damage or injury done to the Building, or any part thereof, by Lessee or Lessee's agents, employees, invitees or visitors except for ordinary wear and tear in light of the purposes for which the Premises are Leased.


                                   ARTICLE XII
                            ASSIGNMENT AND SUBLETTING

     12.01 The Lessee covenants and agrees not to assign, sublet, license or grant a concession or part with possession of the Leased Premises without first obtaining the prior written consent of the Lessor, which shall not be unreasonably withheld or delayed without specific cause.

     12.02 In the event of any permitted assignment, subletting, license, concession or parting with possession, the Lessor shall reserve its right to approve any further assignment, license, concession or parting with possession and may require the assignee, sublessee, licensee, concessionaire or person taking possession to conserve, perform, and comply with the Lessee's obligations contained or referred to in this Lease. Any change in the control of ownership, if the Lessee is a corporation or other entity, by operation of law, appointment of a trustee, or otherwise, shall be deemed an assignment under this Article XII.

     12.03 Upon receipt, review and written approval of a legally binding sublease, Lessor hereby consents to the sublease of a portion of the premises to Chartwell International, Inc. and the use of said corporation's name on directory and suite signage. The Chartwell International, Inc. sublease shall be subject to all of the terms, conditions and obligations of this Lease. The Chartwell sublease shall be provided to Lessor within five business days of the execution of this Lease or this paragraph shall become null and void.

                                  ARTICLE XIII
                REPAIRS, ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

     13.01 Lessee shall make no alterations, additions or improvements to the Leased Premises without the prior written consent of Lessor, and any such consent given by Lessor shall be subject to the terms and conditions of this
Article XIII.

     13.02 All alterations, decorations, partitions, installations, carpeting, additions or improvements upon the Leased Premises, made by either party, affixed to the realty or for which Lessee has received a credit, shall become the property of Lessor and shall remain upon, and be surrendered with, the Leased Premises, as a part thereof, at the end of the term or renewal term, as the case may be.

Any extraordinary additions or improvements made by Lessee upon the Leased Premises after the commencement of this Lease as Lessor shall designate in writing shall be removed by Lessee and Lessee shall restore the Leased Premises to the original condition, normal wear and tear excepted, at Lessee's own cost and expense, at or prior to the expiration of the term.

     13.03 The Lessee will indemnify and save harmless the Lessor of and from all loss damage and all fines, costs, suits, claims, demands and actions of any kind of nature which the Lessor shall or may become liable for or incur or suffer by reason of any mechanic's or other liens for any alterations or repairs made by the Lessee to the Leased Premises. The Lessee shall forthwith upon demand of the Lessor remove or cause to be removed or bond over (and institute and diligently prosecute any action pertinent thereto) any mechanic's or other liens aforesaid noted or filed against or otherwise constituting an encumbrance on any title of the Lessor.

     13.04 Lessor reserves the right at any time to make or permit changes or revisions in its plan for the Building, including supplements and alterations to common areas, subject to Lessee's right to peaceful enjoyment under Article VII.

     13.05 Except for ordinary wear and tear and as otherwise provided for in this Lease, Lessee shall be solely responsible to keep in good condition the Leased Premises and every part therein including, without limiting the generality of the foregoing, all Lessor equipment within the Leased Premises, fixtures, thermostats, interior walls and interior surfaces of exterior walls, ceilings, windows, doors and plate glass (except exterior windows unless damage is caused by Lessee). located within the Leased Premises. All such repairs shall be at least of the same quality, design and class as that of the original work. In the event that the Lessee fails to keep the Leased Premises in good order, condition and repair, then as soon as possible after written demand (which shall not be required in the case of an emergency), Lessor may restore the Leased Premises to such good order and condition and make such repairs without liability to Lessee for any loss or damage that may accrue to Lessee's property or business by reason thereof, and upon completion thereof Lessee shall pay to Lessor upon demand and as Additional Rent the costs of performing any such work.


                                   ARTICLE XIV
                                  LESSOR'S LIEN

     14.01 Lessee hereby grants to Lessor a lien upon and security interest in all furniture, fixtures, equipment, inventory, merchandise and other personal property belonging to Lessee and located in, on or about the Leased Premises at any time while this Lease is in effect, to secure payment of all charges due and to become due under this Lease and to further secure the faithful performance of all of the other obligations of the Lease required to be performed by Lessee. Said lien shall be prior to any other lien on such property except a lien in favor of the seller or lessor of such property to secure the unpaid purchase price or lease payments thereof.

This lien and security interest may be foreclosed in the same manner as a financing statement under the Colorado Uniform Commercial Code. In lieu of filing this Lease or in addition thereto, Lessor may require Lessee at any time to execute a financing statement, security agreement or any other similar documents required by Colorado law to perfect this lien and security interest.

In the event Lessee fails or refuses to do so within ten (10) days after written demand, Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney in fact in Lessee's name, place and stead to do so, and/or Lessor may declare this Lease to be in default.


                                   ARTICLE XV
                               ACCESS TO PREMISES

     15.01 Lessee agrees to permit Lessor or its agents or representatives to enter into and upon any part of the Leased Premises after business hours to inspect same, clean or make repairs, alterations or additions thereto, as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof provided the operations of Lessee are not interrupted. Should such repairs, alterations or additions thereto require a period of three (3) business days or more to complete, Lessor shall notify Lessee in advance of such work, unless in Lessor's opinion such work is the result of an emergency. Lessor shall attempt to make said repairs so as to minimize interference to Lessee's operation.

                                   ARTICLE XVI
                             PROTECTION OF EQUIPMENT

     16.01 The Lessee shall use all the heating and air conditioning apparatus, water, gas and drainpipes, water closets, sinks and accessories thereof in or about the Leased Premises and keep same free from all obstructions that might prevent their free working and give to the Lessor prompt written notice of any accident to or defects in same or any of their accessories. Any damage resulting from misuse shall be the sole responsibility of the Lessee.


                                  ARTICLE XVII
                                 SALE BY LESSOR

     17.01 In the event of a sale or conveyance by Lessor of the Building, the same shall operate to release Lessor from any future liability as to any of the covenants or conditions, expressed or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the successor in interest of Lessor in and to this Lease.

This Lease shall not be affected by any such sale and Lessee agrees to attorn to the purchaser or assignee, notwithstanding anything to the contrary contained in this Lease,so long as Lessee fulfills its obligations under this Lease, Lessee's possession of the Leased Premises and Lessee's other rights under this Lease shall not be disturbed or impaired by any sale, by any holder of a mortgage or deed of trust, or by any person claiming by, through, or under Lessor. Notwithstanding anything herein to the contrary, the Lessor shall not be released from any obligation the Lessor has with respect to the Lessee's security deposit unless said deposit has been transferred to a new Lessor and the Lessee is so advised in writing.


                                  ARTICLE XVIII
                        WEIGHT OF MACHINERY AND EQUIPMENT

     18.01 The floors of the demised premises have been constructed to sustain loads customary to normal office operations. Lessee agrees that it will not bring in or permit the placing within the demised premises of equipment or property in excess of normal loads without Lessor's approval, and will be fully liable for any damages to said Building or losses sustained by Lessor by reason of any overloading by Lessee. The live load rating for the second and third floor is 50 lb PSF with allowance for an additional 20 lbs PSF for partitions.


                                   ARTICLE XIX
                        FIRE AND DESTRUCTION OF PREMISES

     19.01 If, during the term of this Lease, the Building or Leased Premises are destroyed by fire, or other cause, or partly destroyed or damaged so that the Lessor shall decide not to restore or rebuild same, whether or not the Leased Premises are damaged, the Lessor may, within ninety

(90) days after such fire or other cause, give notice in writing to the Lessee of such decision, whereupon this Lease shall expire forthwith and the Lessee shall immediately surrender the Leased Premises and all interest therein to the Lessor and shall pay rent only up to the time of such damage or destruction. In no case shall the Lessor be liable to the Lessee for any loss or damage occasioned by such fire or other cause, unless Lessor or its agents acted in a grossly negligent manner.

     Notwithstanding anything herein to the contrary, in the event of the destruction or damage to the Leased Premises by fire or other cause, the Lessee shall have the right to terminate this Lease. In the event of damage to, as opposed to destruction of, the Leased Premises, the Lessee shall determine, in the Lessee's reasonable judgment, whether or not such damage is serious. If, in the Lessee's reasonable judgment, such damage is serious, the Lessee shall have the right to terminate this Lease. If the damage is, in the Lessee's reasonable judgment, not serious, the Lessor shall have a reasonable time to repair such damage at the Lessor's sole cost and expense and to the reasonable satisfaction of the Lessee. If the Lessor does not so repair such damage, the Lessee shall have the right to terminate this Lease. The Lessee shall also have the right to terminate this Lease if reasonable access to the Leased Premises is destroyed, damaged or interfered with and the Lessor does not promptly repair and restore reasonable access to the Leased Premises


                                   ARTICLE XX
                                  CONDEMNATION

     20.01 If the whole of the Building or the premises shall be lawfully condemned or taken in any manner for public or quasi-public use or purpose, this Lease, at the option of either the Lessor or Lessee exercised by either party giving notice to the other of such termination within 60 days after such taking or conveyance, and the term and estate hereby granted shall forthwith cease and terminate as of the date of taking of possession for such use or purpose. If only a portion of the Building or of the premises shall be so condemned or taken, then Lessor may at its option, terminate this Lease and the term and estate hereby granted as of the date of the taking of possession for such use or purpose by notifying Lessee in writing of such termination.

Upon any such taking or condemnation and the continuing in force of this Lease as to any part of the premises, the rent shall be diminished by an amount representing the part of said rent properly applicable to the portion of the premises which may be so condemned or taken and Lessor shall, at its expense, proceed with reasonable diligence to repair alter and restore the remaining part of the Building and the premises to substantially their former condition to the extent that the same may be feasible, provided that in no event shall Lessor be required to expend therefor any amount in excess of the amount received by Lessor as compensation for the taking. Notwithstanding anything herein to the contrary, in the event any part or portion of the Premises are condemned, the Lessee shall have the right to terminate this Lease upon such condemnation.

Lessor shall be entitled to receive the entire award in any condemnation proceeding, including any award for value of any unexpired term of this Lease, and of the condemnation, except any separate award reimbursing Lessee for moving or relocation expenses, or specifically allocated to Lessee's property or improvements to the Leased Premises which were originally paid for by Lessee.

                                   ARTICLE XXI
                               LIABILITY OF LESSOR

     21.01 The Lessor is a Limited Liability Company.

     21.02 Except as otherwise provided for in this Lease, the Lessor shall not be liable for any damage, loss, theft, injury, or destruction arising in or upon the Leased Premises or the Building, to any property or person nor for any personal injuries sustained by the Lessee, its servants, agents, employees, or invitees, which may result at any time from any reason or cause except to the extent caused by the negligence, misconduct, acts or omissions of the Lessor, its servants, agents, employees or invitees.

     21.03 The Lessor shall not be responsible for any damages resulting from delays in the construction and/or finishing of the Leased Premises and/or the interruption or modification of any service or facility provided by it in the Building caused or required by strikes, riots, labor controversies, accidents, fuel shortages, acts of God, war, court order, fire or other casualty, force majeure.

     21.04 Lessor shall in no event be liable to Lessee by reason of loss of profits, business interruption or other consequential damages except caused by the misconduct, neglect, acts or omissions of Lessor, its agents or employees.


                                  ARTICLE XXII
                                 ATTORNEY'S FEES

     22.01 In the event of any dispute arising out or on account of this Lease, the prevailing party in such dispute shall be entitled to collect from the other party its costs and reasonable attorney's fees.


                                 ARTICLE XXIII
                               DEFAULT BY LESSEE

     23.01 The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:

          (a) The vacating or abandonment of the Premises by Lessee unless Lessee continues to timely make monthly payments required under this Lease.

          (b) The failure by Lessee to make any payment of Base Rent, Additional Rent or any other payment required to be made by Lessee hereunder, as and when due.

           (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than as described in paragraph (b) above.

           (d) (i) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; or (iv) the attachment , execution or other judicial seizure of substantially all of Lessee's assets located at Premises or of Lessee's interest in this Lease where such seizure is not discharged within thirty (30) days.

     23.02 (a) In the event of any default or breach by Lessee under paragraph
23.01 (a) or 23.01 (b), where such default shall continue for a period of three
(3) days after written notice thereof from Lessor to Lessee (which notice may be given as provided under applicable law), and in the event of any other default or breach by Lessee, subject to the terms and conditions concerning such other defaults or breaches set forth herein below, Lessor shall have the right at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy, which Lessor may otherwise have by reason of such default or breach, to terminate this Lease at its option or to reenter and at its option to attempt to relet without terminating this Lease and remove all persons and property from the Premises, using any force as may reasonably be necessary to accomplish said purposes, all without service of notice or resort to legal process and without being deemed guilty of trespass or forcible entry or becoming liable for any loss or damage which may be occasioned thereby. In the event of any other default or breach by Lessee other than under paragraph
23.01 (a) or 23.01 (b), Lessee shall not be in default unless Lessee fails to perform obligations required of Lessee within thirty (30) days after written notice by Lessor to Lessee specifying the manner in which Lessee has failed to perform such obligation; provided however, that if the nature of Lessee's obligation is such that more than thirty (30) days are required for performance as determined by Lessee, then Lessee shall not be in default if Lessee commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion; provided further that Lessee's obligation to perform any act under this Lease shall be excused for any period of time during which Lessee is prevented from performing because of any circumstance beyond Lessee's control.

           (b) If Lessee shall fail to remove any effects which it is entitled to remove from the Premises upon the termination of this Lease, or any extension or renewal hereof, or upon a reentry by Lessor for any cause whatsoever, or upon Lessee's ceasing to possess the Premises for any reason, the Lessor, at its option, may remove the same and store or dispose of the said effects without liability for loss or damage thereto, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal, including the cost of removal of signs from the windows, making the Premises including sidewalks or alleyways adjacent thereto, if any, free from all dirt, litter, debris and obstruction, and including Court costs, attorney's fees, storage and insurance charges on such effects for any length of time the same shall be in Lessor's possession; or the Lessor, at its option, without notice, may sell such effects, or any of them, in a commercially reasonable manner, and apply the proceeds of such sale to any amounts due under this Lease from the Lessee to the Lessor, and to the expenses incidental to the removing, cleaning the Premises, selling said effects, and any other expense, rendering the surplus, if any, to the Lessee; provided, however, in the event the proceeds of such sale or sales are insufficient to reimburse the Lessor, Lessee shall pay such deficiency upon demand.

          (c) Should Lessor elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings, or pursuant to any notice provided for by law, it may make such reasonable alterations and repairs as may be necessary in order to relet the Premises or any part thereof, and may relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor may determine to be advisable; upon each such reletting all rentals received by the Lessor from such reletting shall be applied, first, to the payment of any indebtedness other than Base Rent due hereunder from Lessee to Lessor; second, to the payment of any reasonable costs and expenses of such reletting, including brokerage fees and attorney's fees and the cost of such alterations and repairs; third, to the payment of Base Rent due and unpaid hereunder, and the residue, if any, shall be held by Lessor and applied in payment of additional rent and future rent as the same may become due and payable hereunder; provided that Lessee shall have no right to claim any interest in all or any portion of said residue and if the rent and other charges paid or to be paid to Lessor by any new Lessee pursuant to any reletting exceed the monetary obligations of Lessee, Lessee shall have no right to claim any interest in all or any portion of said excess. If such rental received from such reletting during any month be less than that to be paid during the month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor, and such deficiency shall be calculated and paid monthly. Lessor shall in no event be liable in any way whatsoever for failure to relet the Premises for any reason, or in the event the Premises are relet, for failure to collect the rent thereof under such reletting. Lessor shall use reasonable efforts to relet premises. No such reentry or taking possession of the Premises by Lessor, nor any acts pursuant thereto, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee.

          (d) Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach. Should Lessor at any time terminate this Lease for any such breach, in addition to any other remedies it may have, it may recover from Lessee all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor; provided, however, that if the then reasonable rental value of the Premises exceeds the value of the rent and other charges equivalent to rent reserved in this Lease as aforesaid, Lessee shall have no right to claim any interest in all or any portion of such excess. In determining the rent which would be payable by Lessee hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual Base Rent and Additional Rent paid or payable by Lessee from the commencement date of this Lease to the time of default, or during the preceding three (3) full calendar years, whichever is shorter.

           (e)  Each of the remedies set forth hereinabove in this paragraph
23.02 shall not be exclusive, but rather shall be considered cumulative with any other legal or equitable remedy now or hereafter available to Lessor under the laws or judicial decisions of the state in which the Premises are located.

     23.03 Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises, specifying the manner in which Lessor has failed to perform such obligation; provided however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance as determined by Lessor, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion; provided further that Lessor's obligation to perform any act under this Lease shall be excused for any period of time during which Lessor is prevented from performing because of any circumstance beyond Lessor's control.

     23.04 Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent, Additional Rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after said amount is due, then Lessee shall immediately pay to Lessor a late charge of four hundred and seventy-three ($473.00) U.S. Dollars plus eighteen percent (18%) per annum interest on the late payment and late charge for each and every day after ten days until said payment is made. The parties hereby agree that such a charge represents a fair and reasonable estimate of the cost Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall constitute a waiver of Lessee's default with respect to such overdue amount no more than once in any calendar year. If late payment occurs more than once in a calendar year, the acceptance of such late charge by Lessor shall not constitute a waiver of Lessee's default with respect to such overdue amount, or prevent Lessor from exercising any of the other rights and remedies granted hereunder.


                                  ARTICLE XXIV
                                     WAIVER

     24.01 Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time prior to cure of said default, and take such action as might be lawful or authorized hereunder, either in law or equity. No waiver by Lessor of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision.

The subsequent acceptance of rent hereunder by Lessor (whether paid by Lessee or a third party) shall not be deemed to be a waiver of any preceding breach of Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of the acceptance of such rent. Lessor's consent to or approval of any act by Lessee requiring Lessor's consent or approval shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act of Lessee, whether or not similar to the act so consented to or approved.


                                   ARTICLE XXV
                                CONSENT BY LESSOR

     25.01 Wherever in this Lease the Lessor must consent to some action of the Lessee, the Lessor shall not unreasonably withhold its consent. Likewise, wherever in this Lease a determination is based upon the Lessor's opinion or determination, such opinion or determination must be reasonable.


                                  ARTICLE XXVI
                                    INSURANCE

     26.01 Lessor shall obtain and keep in force during the term of this Lease fire and extended coverage on the Building, (including building standard leasehold improvements). Lessor may also, but shall not be required to, procure any other insurance policies respecting the Leased Premises or Building which Lessor chooses to purchase.

     26.02 Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of bodily injury and property damages insurance, insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than Five Hundred Thousand ($500,000) per person, Five Hundred Thousand Dollars ($500,000) per occurrence for bodily injury and Five Hundred Thousand Dollars ($500,000) for property damage, or One Million Five Hundred Thousand Dollars ($1,500,000) combined single limit for said items. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall also obtain and keep in force during the term of this Lease, at Lessee's expense, "all risk" or "special coverage form" insurance upon the property of every description and kind owned by the Lessee and located in the Building or for which Lessee is legally liable or installed by or on behalf of the Lessee, including without limitation, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of leasehold improvements in an amount not less than 80% of the full replacement cost thereof in excess of building standard. Such insurance shall insure the Lessee and the Lessor.

If Lessee shall fail to procure and maintain the insurance required hereunder, Lessor may but shall not be required to procure and maintain the same, and any amount so paid by Lessor for such insurance shall be Additional Rent which shall be due on demand.

Insurance required by Lessee hereunder shall be in companies rated A+ AAA or better in "Best's Insurance Guide". Lessee shall deliver to Lessor prior to taking possession of the Premises copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Lessor. No such policy shall be cancelable or subject to reduction of coverage or other modification except after ten (10) days' prior written notice to Lessor. Lessee shall, within ten (10) days prior to the expiration of such policies, furnish Lessor with renewals thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be Additional Rent and shall be payable by Lessee on the next succeeding date on which a Base Rental payment is due. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Section 26.02. Lessee shall forthwith, upon Lessor's demand, reimburse Lessor for any additional premiums attributable to any act or omission or operation of Lessee causing an increase in the cost of insurance.

     26.04 Waiver of Subrogation--As long as their respective insurers so permit, Lessee and Lessor each waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other for loss or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease and obtain policies of insurance, if obtainable, which shall include a waiver by the insurer of all right of subrogation against Lessor or Lessee in connection with any loss or damage thereby insured against.


                                  ARTICLE XXVII
                                  HOLD HARMLESS

     27.01 Lessor shall not be liable to Lessee, or to Lessee's agents, servants, employees, customers or invitees for any damages to person or property caused by any act or omission other than neglect or misconduct on the part of Lessor, and Lessee agrees to hold Lessor harmless from all claims for any such damages.

     Lessee shall not be liable to Lessor, or to Lessor's agents, servants, employees, customers or invitees for any damages to person or property caused by any act or omission other than neglect or misconduct on the part of Lessee, and Lessor agrees to hold Lessee harmless from all claims for any such damages.

     27.02 The Lessee shall indemnify and save harmless the Lessor of and from all liabilities, fines, suits, claims, demands and actions of any kind or nature to which the Lessor shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Lessee of any covenant, term or provision hereof.

     The Lessor shall indemnify and save harmless the Lessee of and from all liabilities, fines, suits, claims, demands and actions of any kind or nature to which the Lessee shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Lessor of any covenant, term or provision hereof. Such indemnification(s) in respect of any such breach, violation or non-performance, damage to property, injury or death occurring during the term of the Lease shall survive any termination or other expiration of this Lease, anything in this Lease to the contrary notwithstanding.


                                 ARTICLE XXVIII
                            LESSOR'S RESERVED RIGHTS

     28.01 Without notice and without liability to Lessee, Lessor shall have the right to:

           (a) Change the name or street address of the Building with at least 60 days prior notice to Lessee.

           (b)  Install and maintain signs on the exterior of the Building.


           (c) Exhibit the premises to others upon reasonable prior notice, during the last 90 days of the Lessee's term, should Lessee decide not to renew for an additional term.

           (d) Make reasonable rules and regulations as, in the judgment of Lessor, may from time to time be needed for the safety of the Lessees, the care and cleanliness of the Building and preservation of good order, therein. Lessee shall be notified in writing when each such rule and regulation is promulgated.


                                  ARTICLE XXIX
                              ADDITIONAL PROVISIONS

     29.01 This Lease contains the entire agreement and understanding between Lessor and Lessee. There are no oral understandings, terms or conditions, and neither party has relied upon any representations, express or implied, not contained in this Lease. No assent or consent to changes in or waiver of any part of this Lease shall be deemed or taken as made, unless the same be done in writing and agreed to by both Lessor and Lessee, and attached to or endorsed hereon by the Lessor and Lessee, and no subsequent modifications shall be binding unless in writing and signed by both parties.

No covenant or term of the present Lease stipulated in favor of the Lessor shall be waived, except by express written consent of the Lessor, whose forbearance or indulgence in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed by the Lessee; and until complete performance by the Lessee of the said covenant, term or condition, the Lessor shall be entitled to invoke any remedies available under this Lease or by law despite such forbearance or indulgence. Likewise, Lessee shall be entitled to invoke any remedy available under this Lease or by law as a result of a default by Lessor.

     29.02 If any holder of any mortgage or mortgages or any charge resulting from any other method of financing or refinancing now or hereafter in force against the Lands and Buildings of which the Leased Premises are a part shall at any time require any change not of a substantial nature, the Lessee agrees to cooperate, provided that such cooperation shall not increase rent or provide additional obligation to Lessee.

     29.03 The word Lessee shall be deemed and taken to mean each and every person or party mentioned as a Lessee herein be they the same one or more; and if there shall be one or more persons or parties, any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof. The use of the neuter, singular pronoun to refer to the Lessor or the Lessee shall be deemed a proper reference even though the Lessor or the Lessee may be individual, partnership, corporation or group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Lessor or Lessee, and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

In the case where this Lease is executed by more than one person or party, all covenants, conditions and agreements herein contained shall be construed an taken as against all existing parties as joint and several.

     29.04 Any notices herein provided or permitted to be given by Lessee to the Lessor shall be sufficiently given if mailed by certified mail, postage prepaid, addressed to the Lessor in care of:

                               SanTom Holdings LLC
                        333 S. Allison Parkway, Suite 205
                             Lakewood, CO 80226-3115

In every instance where it is necessary or desirable for the Lessor to serve any notice or demand upon the Lessee it will be sufficient to deliver or cause to be delivered to the Lessee at the Leased Premises a written or printed copy thereof and to forward a written or printed copy thereof by certified mail, postage prepaid, addressed to the Lessee at:

                      College Bound Student Alliance, Inc.
                        333 S. Allison Parkway, Suite 100
                               Lakewood, CO. 80226

All notices or demands to the Lessee/Lessor shall be signed by the Lessor/Lessee or its agent or agents on its behalf and will be conclusively deemed to have been given on the day on which such notice is delivered, or on the date of the first attempted delivery by the United States Postal Service.

Either party may at any time in the manner provided above give notice in writing to the other of any change of address of the party giving notice and from and after the giving of such notice and address therein specified shall be deemed to be the address of such party for the giving of notices hereunder.

     29.05 Relocation Clause Deleted!

     29.06 If any clause or provision herein contained shall be adjudged invalid, the same shall not effect the validity of any other clause or provision of this Lease, nor constitute any other cause of action in favor of either party as against the other.

     29.07 This Lease and all rights of the Lessee hereunder is and are subordinate and subject to all mortgages or deeds of trust or liens resulting from any method of financing which may now or at any time hereafter be in force against the land on which the Building is located (the "Lands") and the Building, and this Lease and the rights of the Lessee hereunder will be subordinate to all advances made or to be made upon the security of such mortgages, deeds of trust or liens. Such holders of mortgages or Liens shall grant to Lessee a covenant of Quiet Enjoyment. This Lease and the rights of the Lessee hereunder shall also be subject and subordinate to any renewal, modification, consolidation, replacement and extension of any such mortgage, deed of trust or lien. Upon written request of the Lessor, the Lessee shall forthwith produce further evidence of such subordination by written instrument in such reasonable form as the Lessor may require. In the event of a bona fide sale or the bona fide raising of funds upon the Lands, and/or the Building by the Lessor, this Lease and the rentals hereunder may be assigned by the Lessor to such bona fide purchaser or lender or trustee for such lender, subject to attornment and Lessee's continued rights of quiet possession.

Upon assignment of this Lease or of the rentals and other charges payable hereunder to a bona fide lender or trustee for such lender and upon notice of such assignment being forwarded to the Lessee, the Lessee agrees within ten (10) days to sign and return to the Lessor such acknowledgement of assignment in the form required by the Lessor.

     29.08 The Lessee agrees that it shall at any time and from time to time, upon not less than ten (10) days prior written notice, execute, and deliver to the Lessor a statement in writing in such form as the Lessor requires certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modification and the same is in full force and effect, as modified), the amount of the annual rent then being paid hereunder, the date to which the same (by installments or otherwise) and other charges hereunder have been paid, and whether or not there is any existing default on the part of the Lessor.

The failure to timely deliver said statement shall conclusively mean that except as stated otherwise by Lessor, this Lease is unmodified and in full force and effect, there are no defaults on the part of Lessor, and that there have been no rental prepayments for a period of more than one month.

     29.09 The Lessor may perform all or any of its obligations hereunder by or through such managing or other agencies as it may from time to time determine, and the Lessee shall, as from time to time directed by the Lessor in writing, pay to any such Agent any monies payable hereunder to the Lessor.

     29.10 The captions in this Lease form no part of this Lease and shall be deemed to have been inserted for convenience only.

     29.11 All Schedules and Exhibits attached to and forming part of this Lease, if any, shall be read as part of this Lease.

     29.12 The terms of this Lease shall be governed by and interpreted in accordance with the laws of the State of Colorado. The courts of the State of Colorado shall have exclusive jurisdiction of any legal action for the enforcement or interpretation of this Lease. Venue for such an action shall be the County of Jefferson, State of Colorado.

     29.13 Save as herein otherwise provided, this Lease will be binding upon and inure to the benefit of the Lessor and the Lessee, and their respective heirs, executors, administrators, successors and assigns.

     29.14 Time shall be of the essence of this Lease, save as herein otherwise specified.

     29.15 The liability of multiple parties to this Lease shall be joint and several, notwithstanding any provisions of Colorado law to the contrary.

     29.16 Any intention to create a joint venture or partnership between the parties hereto is expressly disclaimed.

     29.17 All of the provisions of this Lease are to be construed as covenants and agreements as though the words imparting such covenants and agreements were used in separate clause hereof.

     29.18 Lessee represents that it has negotiated an equity line of credit on behalf of the Corporation with Swartz Private Equity, LLC, a Georgia limited liability company with certain conditions. Lessee shall be required, as an obligation of this Lease, to inform Lessor in writing within ten business days of the funding of any portion of the line of credit. Lessee shall also be required to inform Lessor in writing within ten business days of the cancellation of the equity line of credit for any reason whatsoever. Failure to comply with this provision shall be an event of default.

     IN WITNESS WHEREOF, the parties hereto execute this Lease as of the day and year first above written.


     LESSOR: SanTom Holdings, Limited Liability Company

     By:
        -------------------------------
        Thomas R. Hiland, Manager


     LESSEE: College Bound Student Alliance, Inc.

     By:
        -------------------------------
        Jerome M. Lapin, Chief Executive Officer

     By:
        -------------------------------
        Dr. Janice A. Jones, Corporate Secretary and Director



     STATE OF COLORADO   )
                         ) ss.
     COUNTY OF JEFFERSON )

     On this _____ day of June, 2000, personally appeared before me, Thomas R. Hiland, to me known to be the Manager of SanTom Holdings Limited Liability Company , the Lessor that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Limited Liability Company for the uses and purposes therein mentioned and on oath stated that they are authorized to execute said instrument.

     IN WITNESS HEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                 -----------------------------------------------
                                 Notary Public in and for the State of Colorado, residing at __________________________________.

                                 My commission expires: _______________________.

     STATE OF COLORADO   )
                         ) ss.
     COUNTY OF ________  )


     On this _____ day of June, 2000, personally appeared before me, Jerome M. Lapin, to me known to be the Chief Executive Officer of College Bound Student Alliance, Inc. a Colorado Corporation that executed the within and foregoing instrument as Lessee and acknowledged the said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that they are authorized to execute said instrument.

     IN WITNESS HEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                 -----------------------------------------------
                                 Notary Public in and for the State of Colorado, residing at __________________________________.

                                 My commission expires: _______________________.


     STATE OF COLORADO   )
                         ) ss.
     COUNTY OF _________ )


     On this _____ day of June, 2000, personally appeared before me, Dr. Janice
A. Jones, to me known to be the Corporate Secretary of College Bound Student Alliance, Inc. a Colorado Corporation that executed the within and foregoing instrument as Lessee and acknowledged the said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that they are authorized to execute said instrument.

     IN WITNESS HEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                 -----------------------------------------------
                                 Notary Public in and for the State of Colorado, residing at __________________________________.

                                 My commission expires: _______________________.

                                    EXHIBIT A

                                   FLOOR PLAN

                                    EXHIBIT B

                                   WORK LETTER


Landlord shall deliver the leased premises in a broom-clean condition. Existing carpet to remain shall be steam cleaned and all interior glass surfaces shall be cleaned prior to occupancy. Landlord will repaint all wall surfaces with Kwal Howell shell white or similar, replace the carpet and pad at the entrance in an area approximately 28 feet by 24 feet with Lee's Orchid (burgundy color), and construct a conference room approximately 15-feet by 17 feet including a single entry matching door in the area so marked on Exhibit A. Landlord shall cause the removal of the lower countertop in the kitchen, so Lessee can install a portable dishwasher at it's expense, and the relocation of the countertop and file bases in the office to be occupied by Dave Westfall in the northeast corner to the southwest corner office. No other alterations will be done.

Landlord will endeavor to have all of the above completed by July 17, 2000 and shall give Lessee the right of early entry on said date, at no additional charge for the purposes of installing telephone and computer cable. Lessee shall not commence moving furniture, equipment and related items into the suite until receiving the prior written approval of Lessor.

                                    EXHIBIT C

                              RULES AND REGULATIONS


Tenant shall comply with, and shall not permit any violation by its employees or agents of, the following regulations which may be reasonably amended by Landlord from time to time in the manner set forth in Article 28 of lease.


     A. Wherever the word "Tenant" or "Landlord" occurs, it is understood and agreed that it shall mean their associates, employees, agents, clerks, servants and visitors.

     B. The common or public areas of the Building and grounds shall not be obstructed or used for any purpose other than coming to and from the Premises. Tenant shall not park in the assigned spaces reserved for the specific use of other tenants. Parking areas shall be used only for transient parking by tenants, their employees, customers and visitors and shall not be used to store vehicles or for parking large commercial or recreational vehicles.

     C. Landlord has the right to control access to the Building outside the normal business hours of the Building and, during such period, to refuse admittance to any person or persons without satisfactory identification or a pass issued by the Landlord.

     D. Landlord shall have the right to enter upon the Premises at reasonable hours for the purpose of inspecting the same in accordance with Article 15 of the Lease. Landlord's employees will not perform any work outside their regular duties unless under special instruction of Landlord.

     E. Landlord shall have the right to enter the Premises at hours reasonably convenient to Tenant and in accordance with Section 28.01(c) of the Lease for the purpose of exhibiting the same to prospective lessees within a ninety (90) day period prior to the expiration of the Lease.

     F. No person shall disturb other occupants of this or other adjoining buildings or premises by making loud or disturbing noises or creating noxious odors.

     G. Soliciting, peddling and canvassing is prohibited in the Building and Tenant shall cooperate to prevent the same. No vending machine shall be operated in the Building by Tenant without prior written consent of Landlord.

     H. All deliveries and removals of furniture, equipment or other bulky items must take place after notification to Landlord, during such hours and in such a manner determined by Landlord. Tenant shall be responsible for all damage to the Building resulting from the delivery or removal of all articles into or out of the Building or the Premises or in elevators in excess of the limits which shall be established by Landlord.

     I. Tenant shall not use any equipment emitting noxious fumes unless it is properly vented at Tenant's expense.

     J. Building standard window coverings shall be used in windows designated by Landlord. No other window treatment or objects shall be attached to, hung in or used in connection with any window or door of the Premises without the written consent of the Landlord.

     K. No sign or other representation shall be placed on the interior or exterior of the Building. Landlord will provide building standard tenant identification in the Building directory and at suite entrance.

     L. No additional locks shall be placed on any door in the Building without Landlord's prior written consent. A Tenant shall not make or permit any duplicate keys to be made.

     M. No flammable, combustible or explosive fluid, material, chemical or substance shall be brought into or kept in or about the Building or the Premises. No bicycles, vehicles or animals (except guide dogs for the sight or hearing impaired) of any kind shall be brought into or kept in or about the Building or the Premises.

     N. The electrical system and lighting fixtures in the Building and the Premises shall not be altered or disturbed, except as permitted by the provisions of the Lease, without the prior written consent of the Landlord specifying the manner in which it may be done and by persons authorized by Landlord.

     O. The toilets and other plumbing shall not be used for any other purpose than those for which they are designed. No sweepings, rubbish or other similar substances shall be deposited therein.

     P. Tenant shall follow any night alarm procedure, if any, when entering and exiting the Building. Tenant shall contact Landlord for further information.

     Q. Tenant shall not do or permit anything to be done in said Premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the right of other tenants or in any way injure them or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the County Department of Health or the City of Lakewood.

     R. All of the interior building premises are maintained as a smoke-free environment. No designated smoking room is provided for the convenience of smokers and none is contemplated. Landlord shall not prohibit Tenant from smoking on outside patios or walkways provided that smokers do not discard cigarette butts or tobacco waste on the floor or walkway surfaces.

     S. Lessee is required to provide chair pads underneath all desk and workstation chairs to protect the carpet from damage caused by chair rollers.

                                    EXHIBIT D

                                     PARKING


Lessor irrevocably grants to Lessee the use of one free parking stall for each 286 rentable square feet of Premises on the existing and reconfigured parking lot. Lessee shall have no fewer than twenty-two (22 parking stalls, if needed. Such parking rights shall survive any changes in ownership, whether by sale, foreclosure or other transfer.

Lessee has been advised that a reconfiguration of the main entrance drive and parking layout is underway and should be completed in August 2000. No guarantee is made by Lessor that said reconfiguration shall be complete by the commencement date of this Lease. However, Lessee shall at all times have access to a minimum of 22-parking spaces during the reconfiguration.

                                    EXHIBIT E

                               REAL ESTATE BROKER


     Lessee and Lessor agree that the Lessee shall not be obligated for any real estate broker commission arising from this lease transaction. Lessor shall be responsible for a leasing brokerage fee to The Staubach Company - Front Range, LLC under separate agreement.

                                    EXHIBIT F

                                EXTERIOR SIGNAGE


     Lessee shall have the right to place an exterior sign of no more than 100-square feet on either the North exposure or West exposure of the building. Said right shall be subject to the prior written approval of the Lessor of the size, location and style of the proposed signage and subject to the conditions of the City of Lakewood Sign Code. The Lessee shall be responsible for all costs associated with the exterior sign. In the event Lessee fails to exercise this right on or before July 31, 2001, said right shall expire. In the event Lessee elects to install signage of less than 100-square feet in area, the unused square footage shall revert to Lessor at such time as Lessee installs the smaller sign.

                                    EXHIBIT G

                                 OPTION TO RENEW


     Lessee shall have an Option To Renew this Lease Agreement for one five year term provided Lessee is not in default at the time of the exercise of the Option. To exercise this Option, Lessee shall notify Lessor in writing at least 180-days prior to the expiration date of the then current term of Lessee's intent to exercise the Option. The renewal option Base Rent for all space then under lease by the Lessee shall be the then Fair Market rental rate for office space of comparable size, quality and location in class "A" office buildings in the metropolitan Denver area, West Suburban Sub-Market, but no less than the base rental rate then in effect. Lessor shall provide it's written opinion of the Option Base rental rate within 30-days of Lessee's notification of intent to exercise the Option. If Lessee and Lessor fail to agree on the Option period rental rate within 10-days of delivery of rental rate to Lessee, the Option shall expire. All other terms and conditions of this Lease shall remain in full force and effect, unless otherwise modified in writing.